Investor Relations:              Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS THIRD QUARTER 2010 RESULTS
Company Raises Fiscal 2010 Guidance

______________________________________________________________________

NEW YORK – November 8, 2010 -- The Warnaco Group, Inc. (NYSE: WRC) today reported results for the third quarter ended October 2, 2010.

Highlights for the quarter:

•	Net revenues increased 15% compared to the prior year quarter to $596.8 million
•	Gross margin improved 120 basis points compared to the prior year quarter to 45%
•	Income per diluted share from continuing operations increased 36% to $0.90 compared to $0.66 in the prior year quarter
•
Income per diluted share from continuing operations on an adjusted, non-GAAP basis increased 41% to $1.04 compared to $0.74 in the prior year quarter (both of which exclude restructuring expenses, pension expense, certain acquisition costs and tax related items and other items)

•	The Company purchased 247,000 shares of its common stock for approximately $11.8 million pursuant to a share repurchase program.

The accompanying tables provide a reconciliation of actual results to the adjusted, non-GAAP, results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis and to make operating and strategic decisions.  In addition, the Company uses performance targets based, in part, on non-GAAP operating income and diluted earnings per share from continuing operations as a component of the measurement of certain employee incentive compensation.

“Our powerful third quarter results speak to the continued success of our diversified global business model and our long-term growth strategies,” commented Joe Gromek, Warnaco’s President and Chief Executive Officer.  “Our global Calvin Klein® business grew 12% compared to the prior year quarter, bolstered by the continued success of Calvin Klein X Underwear, the launch of X Jeans and the launch of Calvin Klein Envy, coupled with the continued execution of our international and direct to consumer initiatives.  Compared to the prior year quarter, net revenues of our international businesses grew 12%, driven by a 21% increase in our direct-to-consumer business.  Comparable store sales increased 9% in the quarter, with notable strength in Europe, Latin America and China.  Our Heritage business, led by Chaps® and Core Intimates, delivered a very strong performance in the quarter, reporting a 24% increase in net revenues and significant growth in operating margin.  We were particularly pleased with the growth in gross margins, which increased 120 basis points to 45%, and our ability to absorb the rising product and transportation costs affecting our industry.  Our strong top line and gross margin growth, contributed to a 36% increase in diluted earnings per share from continuing operations over the prior year quarter.”

Mr. Gromek continued,” As we begin the fourth quarter, we are especially encouraged by our brand performance in the face of continuing macro-economic uncertainty in certain markets.  We remain optimistic about our prospects for growth, both organic as well as through acquisitions, such as the recently announced acquisition of retail operations from our largest European franchise partner.  Supported by our continued success and strong balance sheet, we will continue to make incremental investments in our business in the fourth quarter intended to support the long-term growth of our business and our continued creation of long-term shareholder value.”

Fiscal 2010 Outlook

The Company is raising its 2010 earnings outlook.  For fiscal 2010, on an adjusted non-GAAP basis (excluding restructuring expense, pension expense, cost related to repurchase of debt, certain acquisition costs and tax related items and other items):

•	The Company currently anticipates net revenues will increase 11-13% compared to fiscal 2009.
•	The Company now expects diluted earnings per share from continuing operations in the range of $3.45 - $3.55, a 24% increase compared to fiscal 2009.
•	The Company’s prior guidance was for net revenue growth in the range of 9% - 11% compared to fiscal 2009 and diluted earnings per share from continuing operations in the range of $3.40 - $3.50.

Schedule 7 of the accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations, on a GAAP basis of $3.10 - $3.17 (assuming minimal pension expense), to the adjusted fiscal 2010 outlook above.

Third Quarter 2010 Highlights

Net revenues rose 15% compared to the prior year quarter to $596.8 million.  The Company’s Calvin Klein businesses, which represented 79% of the Company’s total net revenues, grew 12% compared to the prior year quarter, reflecting the strength of the new product launches as well as continued momentum in its international and direct-to-consumer businesses.  The growth in Calvin Klein was complemented by robust growth in the Company’s Heritage businesses.   Compared to the prior year quarter, Chaps net revenue grew by 32% while Core intimates reported mid-teens growth.  Both businesses continued to benefit from expanded distribution as well as positive consumer response to new product offerings.

Gross margin increased 120 basis points, to 45% of net revenues, compared to the prior year quarter.  The Company achieved higher gross margins partially from the expansion in its direct-to-consumer and international businesses, which more than offset the effects of increased product and transportation costs.  Selling, general and administrative expense (SG&A) was $198.1 million, or 33% of net revenues (a 140 basis point increase compared to the prior year quarter).  The Company’s expanded direct-to-consumer footprint, incremental marketing in support of the Company’s growth initiatives, infrastructure costs and performance-based employee compensation were the largest components of the increase.

Operating income increased 13% to $67.9 million compared to $60.3 million in the prior year quarter and includes an additional $3.3 million of restructuring expenses, certain acquisition and tax related items and other items compared to the prior year quarter.

The Company recorded income from continuing operations of $41.4 million, or $0.90 per diluted share in the quarter, compared to $31.2 million, or $0.66 per diluted share, in the prior year quarter.

Income per diluted share from continuing operations, on an adjusted non-GAAP basis (excluding costs related to restructuring expenses, pension expense, certain acquisition and tax related items and other items), as detailed in the accompanying schedules, was $1.04 in the quarter compared to $0.74 in the prior year quarter.

The effect of fluctuations in foreign currency exchange rates for the quarter reduced net revenues by $8.6 million and increased income per diluted share from continuing operations by approximately $0.08.   An additional discussion regarding the effects of fluctuations in foreign currency exchange rates on operating results can be found in the Company’s form 10-Q for the quarter, which will be filed with the Securities and Exchange Commission.

Balance Sheet

At October 2, 2010, the Company had net cash (cash and cash equivalents net of total debt) of $143.8 million, compared to $20.4 million at October 3, 2009.

Cash and cash equivalents at October 2, 2010 were $213.4 million, a decrease of $15.9 million, compared to $229.3 million at October 3, 2009.  During the quarter, the Company used approximately $11.8 million of cash to purchase 247,000 shares of its common stock, under a share repurchase program.

Accounts receivable, at October 2, 2010 were $346.5 million, an increase of $20.1 million, or 6%, compared to $326.4 million at October 3, 2009, while the Company’s net revenues grew 15%.

Inventories at October 2, 2010 were $324.4 million, an increase of $43.2 million, or 15%, compared to $281.2 million at October 3, 2009.  The Company is comfortable with the quality of its inventory and has improved its turn and aging compared to last year. The inventory increase is in line with the Company’s growth expectations for the balance of the year and reflects the growth in the Company’s direct to consumer platform, growth in its overall wholesale business and the need for sufficient inventory to provide higher service levels to its customers.

Conference Call Information

Stockholders and other persons are invited to listen to the third quarter 2010 earnings conference call scheduled for today, Monday, November 8, 2010, at 4:30 p.m. EST.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 4:30 p.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling men’s, women’s and children’s sportswear and accessories, swimwear and intimate apparel under such owned and licensed brands as Calvin Klein®, Speedo®, Chaps®, and Warner's® and Olga®.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the conference call scheduled for November 8, 2010 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may,"

"project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry, including the recent turmoil in the financial and credit markets; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; including, in particular, its license agreements with Calvin Klein Inc., the licensor of the Company’s Calvin Klein brand name; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009

Net revenues	$596,761	$520,905	$1,704,259	$1,514,180
Cost of goods sold	327,736	292,083	938,374	871,074
Gross profit	269,025	228,822	765,885	643,106
Selling, general and administrative expenses	198,129	165,720	554,962	469,325
Amortization of intangible assets	3,021	2,278	8,275	6,556
Pension expense (income)	(22)	566	(65)	1,697
Operating income	67,897	60,258	202,713	165,528
Other loss (income)	(1,899)	761	5,651	3,156
Interest expense	2,953	5,899	12,190	17,767
Interest income	(699)	(196)	(2,192)	(1,020)
Income from continuing operations before provision
for income taxes and noncontrolling interest	67,542	53,794	187,064	145,625
Provision for income taxes	26,102	21,246	67,285	54,677
Income from continuing operations before noncontrolling interest	41,440	32,548	119,779	90,948
Income (Loss) from discontinued operations, net of taxes	57	(1,562)	(373)	(3,461)
Net income	41,497	30,986	119,406	87,487
Less: Net income attributable to the noncontrolling interest	-	(1,330)	-	(2,500)
Net income attributable to Warnaco Group, Inc.	$41,497	$29,656	$119,406	$84,987

Amounts attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations, net of tax	$41,440	$31,218	$119,779	$88,448
Discontinued operations, net of tax	57	(1,562)	(373)	(3,461)
Net income	$41,497	$29,656	$119,406	$84,987

Basic income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.92	$0.68	$2.64	$1.93
Income (Loss) from discontinued operations	-	(0.04)	(0.01)	(0.08)
Net income	$0.92	$0.64	$2.63	$1.85

Diluted income per common share attributable to Warnaco Group, Inc. common shareholders:
Income from continuing operations	$0.90	$0.66	$2.58	$1.90
Income (Loss) from discontinued operations	-	(0.03)	(0.01)	(0.07)
Net income	$0.90	$0.63	$2.57	$1.83

Weighted average number of shares outstanding used in
computing income per common share:
Basic	44,553,898	45,451,366	44,813,952	45,388,159
Diluted	45,465,691	46,419,729	45,806,530	46,009,417

Schedule 2

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	October 2, 2010	January 2, 2010	October 3, 2009

ASSETS
Current assets:
Cash and cash equivalents	$213,409	$320,754	$229,330
Accounts receivable, net	346,464	290,737	326,431
Inventories	324,439	253,362	281,186
Assets of discontinued operations	112	2,172	2,762
Other current assets	147,421	135,832	156,698
Total current assets	1,031,845	1,002,857	996,407

Property, plant and equipment, net	127,157	120,491	119,436
Intangible and other assets	525,466	536,446	473,526
TOTAL ASSETS	$1,684,468	$1,659,794	$1,589,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$69,607	$97,873	$45,956
Accounts payable and accrued liabilities	388,568	312,074	317,123
Taxes	43,431	24,723	14,933
Liabilities of discontinued operations	8,365	8,018	12,111
Total current liabilities	509,971	442,688	390,123
Long-term debt	-	112,835	162,976
Other long-term liabilities	194,880	188,161	119,586
Total stockholders' equity	979,617	916,110	916,684
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,684,468	$1,659,794	$1,589,369

CASH AND CASH EQUIVALENTS NET OF DEBT	$143,802	$110,046	$20,398

Schedule 3

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands)
(Unaudited)

Net revenues:	Three Months Ended	Three Months Ended	Increase /		Constant $
	October 2, 2010	October 3, 2009	(Decrease)	% Change	% Change (a)
Sportswear Group	$337,020	$300,755	$36,265	12.1%	13.8%
Intimate Apparel Group	223,081	189,819	33,262	17.5%	19.2%
Swimwear Group	36,660	30,331	6,329	20.9%	21.7%
Net revenues	$596,761	$520,905	$75,856	14.6%	16.2%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	October 2, 2010	Net Revenues	October 3, 2009	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$53,039	15.7%	$48,372	16.1%
Intimate Apparel Group (b), (c)	40,990	18.4%	32,221	17.0%
Swimwear Group (b), (c)	(4,108)	-11.2%	(7,440)	-24.5%
Unallocated corporate expenses (c)	(22,024)	na	(12,895)	na
Operating income	$67,897	na	$60,258	na

Operating income as a percentage of
total net revenues	11.4%		11.6%

(a) Reflects the percentage increase (decrease) in net revenues for the Three Months Ended October 2, 2010, compared to the Three Months Ended October 3, 2009, assuming foreign based net revenues for the Three Months Ended October 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended October 3, 2009. See Schedule 8.

(b) Includes an allocation of shared services expenses as follows:

	Three Months Ended	Three Months Ended
	October 2, 2010	October 3, 2009
Sportswear Group	$5,205	$5,067
Intimate Apparel Group	$3,932	$3,782
Swimwear Group	$2,553	$2,620

(c) Includes restructuring charges and other exit costs as follows:

	Three Months Ended	Three Months Ended
	October 2, 2010	October 3, 2009
Sportswear Group	$(47)	$531
Intimate Apparel Group	9	488
Swimwear Group	1,732	(122)
Unallocated corporate expenses	3	11
	$1,697	$908

Schedule 3a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands)
(Unaudited)
Net revenues:	Nine Months Ended	Nine Months Ended	Increase /	`	Constant $
	October 2, 2010	October 3, 2009	(Decrease)	% Change	% Change (a)
Sportswear Group	$887,410	$781,869	$105,541	13.5%	11.4%
Intimate Apparel Group	616,139	531,596	84,543	15.9%	14.7%
Swimwear Group	200,710	200,715	(5)	0.0%	-0.8%
Net revenues	$1,704,259	$1,514,180	$190,079	12.6%	11.0%

	Nine Months Ended	% of Group	Nine Months Ended	% of Group
	October 2, 2010	Net Revenues	October 3, 2009	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$128,968	14.5%	$99,158	12.7%
Intimate Apparel Group (b), (c)	109,172	17.7%	90,142	17.0%
Swimwear Group (b), (c)	16,600	8.3%	13,343	6.6%
Unallocated corporate expenses (c)	(52,027)	na	(37,115)	na
Operating income	$202,713	na	$165,528	na

Operating income as a percentage of
total net revenues	11.9%		10.9%

(a) Reflects the percentage increase (decrease) in net revenues for the Nine Months Ended October 2, 2010, compared to the Nine Months End October 3, 2009, assuming foreign based net revenues for the Nine Months Ended October 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Nine Months Ended October 3, 2009. See Schedule 8a.

(b) Includes an allocation of shared services expenses as follows:

	Nine Months Ended	Nine Months Ended
	October 2, 2010	October 3, 2009
Sportswear Group	$15,605	$15,175
Intimate Apparel Group	$11,788	$11,330
Swimwear Group	$7,683	$7,884

(c) Includes restructuring charges as follows:

	Nine Months Ended	Nine Months Ended
	October 2, 2010	October 3, 2009
Sportswear Group	$395	$3,917
Intimate Apparel Group	122	3,400
Swimwear Group	2,446	2,311
Unallocated corporate expenses	847	1,325
	$3,810	$10,953

Schedule 4

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues

	Three Months Ended October 2, 2010	Three Months Ended October 3, 2009	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$250,039	$210,146	$39,893	19.0%	19.0%
Europe	166,749	166,584	165	0.1%	9.1%
Asia	101,090	85,994	15,096	17.6%	15.0%
Canada	30,667	25,796	4,871	18.9%	12.8%
Mexico, Central and South America	48,216	32,385	15,831	48.9%	41.1%
Total	$596,761	$520,905	$75,856	14.6%	16.2%

	Operating Income
	Three Months Ended October 2, 2010 (b)	Three Months Ended October 3, 2009 (b)	Increase / (Decrease)	% Change
United States	$27,783	$27,010	$773	2.9%
Europe	27,740	20,865	6,875	32.9%
Asia	19,132	15,146	3,986	26.3%
Canada	7,236	5,045	2,191	43.4%
Mexico, Central and South America	8,030	5,087	2,943	57.9%
Unallocated corporate expenses	(22,024)	(12,895)	(9,129)	70.8%
Total	$67,897	$60,258	$7,639	12.7%

(a) Reflects the percentage increase (decrease) in net revenues for the Three Months Ended October 2, 2010, compared to the Three Months Ended October 3, 2009, assuming foreign based net revenues for the Three Months Ended October 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended October 3, 2009. See Schedule 8.

(b) Includes restructuring charges as follows:

	Three Months Ended October 2, 2010	Three Months Ended October 3, 2009
United States	$1,732	$(64)
Europe	320	524
Asia	(363)	118
Canada	-	319
Mexico, Central and South America	5	-
Unallocated corporate expenses	3	11
Total	$1,697	$908

Schedule 4a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Nine Months Ended October 2, 2010	Nine Months Ended October 3, 2009	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$782,753	$712,210	$70,543	9.9%	9.9%
Europe	423,882	407,573	16,309	4.0%	7.2%
Asia	281,655	238,387	43,268	18.2%	11.8%
Canada	86,029	75,719	10,310	13.6%	2.2%
Mexico, Central and South America	129,940	80,291	49,649	61.8%	45.5%
Total	$1,704,259	$1,514,180	$190,079	12.6%	11.0%

	Operating Income
	Nine Months Ended October 2, 2010 (b)	Nine Months Ended October 3, 2009 (b)	Increase / (Decrease)	% Change
United States	$114,057	$103,824	$10,233	9.9%
Europe	49,572	40,811	8,761	21.5%
Asia	51,661	34,930	16,731	47.9%
Canada	15,939	11,911	4,028	33.8%
Mexico, Central and South America	23,511	11,167	12,344	110.5%
Unallocated corporate expenses	(52,027)	(37,115)	(14,912)	40.2%
Total	$202,713	$165,528	$37,185	22.5%

(a) Reflects the percentage increase (decrease) in net revenues for the Nine Months Ended October 2, 2010, compared to the Nine Months Ended October 3, 2009, assuming foreign based net revenues for the Nine Months Ended October 2, 2010 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Nine Months Ended October 3, 2009. See schedule 8a.

(b) Includes restructuring charges as follows:

	Nine Months Ended October 2, 2010	Nine Months Ended October 3, 2009
United States	$2,375	$4,794
Europe	681	4,106
Asia	(1)	127
Canada	-	571
Mexico, Central and South America	(92)	30
Unallocated corporate expenses	847	1,325
Total	$3,810	$10,953

Schedule 5

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net Revenues

	Three Months Ended October 2, 2010	Three Months Ended October 3, 2009	Increase / (Decrease)	% Change
Wholesale	$454,066	$402,963	$51,103	12.7%
Retail	142,695	117,942	24,753	21.0%
Total	$596,761	$520,905	$75,856	14.6%

	Operating Income

	Three Months Ended October 2, 2010 (a)	Three Months Ended October 3, 2009 (a)	Increase / (Decrease)	% Change
Wholesale	$71,946	$60,060	$11,886	19.8%
Retail	17,975	13,093	4,882	37.3%
Unallocated corporate expenses	(22,024)	(12,895)	(9,129)	70.8%
Total	$67,897	$60,258	$7,639	12.7%

(a) Includes restructuring charges as follows:

	Three Months Ended October 2, 2010	Three Months Ended October 3, 2009
Wholesale	$1,721	$976
Retail	(27)	(79)
Unallocated corporate expenses	3	11
Total	$1,697	$908

Schedule 5a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)
By Channel:	Net Revenues
	Nine Months Ended October 2, 2010	Nine Months Ended October 3, 2009	Increase / (Decrease)	% Change
Wholesale	$1,311,096	$1,196,427	$114,669	9.6%
Retail	393,163	317,753	75,410	23.7%
Total	$1,704,259	$1,514,180	$190,079	12.6%

	Operating Income
	Nine Months Ended October 2, 2010 (a)	Nine Months Ended October 3, 2009 (a)	Increase / (Decrease)	% Change
Wholesale	$214,607	$173,187	$41,420	23.9%
Retail	40,133	29,456	10,677	36.2%
Unallocated corporate expenses	(52,027)	(37,115)	(14,912)	40.2%
Total	$202,713	$165,528	$37,185	22.5%

(a) Includes restructuring charges as follows:

	Nine Months Ended October 2, 2010	Nine Months Ended October 3, 2009
Wholesale	$3,017	$9,269
Retail	(54)	359
Unallocated corporate expenses	847	1,325
Total	$3,810	$10,953

 Schedule 6

THE WARNACO GROUP, INC.
NON-GAAP MEASURES
(Dollars in thousands, excluding per share amounts)
(Unaudited)
The Company’s reported financial results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The reported operating income, income from continuing operations and diluted earnings per share from continuing operations reflect certain items which affect the comparability of those reported results. Those financial results are also presented on a non-GAAP basis, as defined by Regulation S-K section 10(e) issued by the Securities and Exchange Commission to exclude the effect of these items. The Company’s computation of these non-GAAP measures may vary from others in its industry. These non-GAAP financial measures are not intended to be, and should not be, considered in isolation from or as a substitute for the most directly comparable GAAP financial measure to which they are reconciled, as presented in the following table:

	Three Months Ended		Nine Months Ended
	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009
	(Dollars in thousands, except per share amounts)

Operating income, as reported (GAAP)	$67,897	$60,258	$202,713	$165,528
Restructuring and other exit costs (a)	1,697	908	3,810	10,953
Pension (b)	(22)	566	(65)	1,697
Brazil acquisition adjustment (c)	1,521	0	1,521	0
State franchise taxes and other (d)	1,269	(260)	1,269	(780)
Operating income, as adjusted (non-GAAP)	$72,362	$61,472	$209,248	$177,398

Income from continuing operations, as reported (GAAP)	$41,440	$31,218	$119,779	$88,448
Restructuring and other exit costs, net of income tax (a)	1,407	560	2,774	7,805
Pension, net of income tax (b)	(4)	390	(31)	1,069
Brazil acquisition adjustment, net of income tax (c)	1,004	0	1,004	0
State franchise taxes and other, net of income tax (d)	802	(156)	802	(468)
Costs related to the redemption of debt, net of income tax (e)	-	-	2,368	-
Taxation (f)	3,236	3,018	4,539	4,750
Income from continuing operations, as adjusted (non-GAAP)	$47,885	$35,030	$131,235	$101,604

Diluted earnings per share from continuing operations, as reported (GAAP)	$0.90	$0.66	$2.58	$1.90
Restructuring and other exit costs, net of income tax	0.03	0.01	0.06	0.17
Pension, net of income tax	-	0.01	-	0.02
Brazil acquisition adjustment, net of income tax	0.02	-	0.02	-
State franchise taxes and other, net of income tax	0.02	-	0.02	(0.01)
Costs related to the redemption of debt, net of income tax	-	-	0.05	-
Taxation	0.07	0.06	0.10	0.10
Diluted earnings per share from continuing operations, as adjusted (non-GAAP)	$1.04	$0.74	$2.83	$2.18

a) This adjustment seeks to present operating income, income from continuing operations and diluted earnings per share from continuing operations without the effects of restructuring charges and other exit costs of $1,697 ($1,407 after tax) and $908 ($560 after tax) for the Three Months Ended October 2, 2010 and October 3, 2009, respectively, and $3,810 ($2,774 after tax) and $10,953 ($7,805 after tax) for the Nine Months Ended October 2, 2010 and October 3, 2009, respectively. The income tax rates used to compute the income tax effect related to this adjustment correspond to the local statutory tax rates of the reporting entities that incurred the restructuring and other exit costs.

b) This adjustment seeks to present operating income, income from continuing operations and diluted earnings per share from continuing operations without the effects of pension (income) expense of $(22)(($4) after tax) and $566($390 after tax) for the Three  Months Ended October 2, 2010 and October 3, 2009, respectively, and $(65)(($31) after tax) and $1,697($1,069 after tax) for the Nine Months Ended October 2, 2010 and October 3, 2009, respectively. The income tax rates used to compute the income tax effect related to this adjustment correspond to the local statutory tax rates of the reporting entities that recognized pension income or incurred pension expense.

c) This adjustment seeks to present operating income, income from continuing operations and diluted earnings per share from continuing operations without the effects of an additional charge related to an adjustment to the contingent consideration to be paid for the business acquired in Brazil in 2009 of $1,521($1,004 after tax) for the Three Months and Nine Months Ended October 2, 2010. The income tax rate used to compute the income tax effect related to this adjustment corresponds to the local statutory tax rate in Brazil.

d) This adjustment seeks to present operating income, income from continuing operations and diluted earnings per share from continuing operations:

     i) excluding a charge of $1,269 ($802 after tax) for certain franchise taxes recorded during the Three Months Ended October 2, 2010 related to the correction of amounts recorded in prior periods. The amount was not material to any prior period. The income tax rates used to compute the income tax effect related to the above-mentioned charge for franchise taxes correspond to the statutory tax rates in the United States; and

     ii) including a charge of $260 ($156 after tax) and $780 ($468 after tax) for the Three and Nine Months Ended October 3, 2009, respectively, for amortization expense related to the correction of amounts recorded in prior periods in connection with the recapture of cancellation of indebtedness income which had been deferred in connection with the Company’s bankruptcy proceedings in 2003. The income tax rates used to compute the income tax effect related to the charge for the above-mentioned amortization expense correspond to the statutory tax rates in the United States.

Schedule 6

THE WARNACO GROUP, INC.
NON-GAAP MEASURES
(Dollars in thousands, excluding per share amounts)
(Unaudited)

e) This adjustment seeks to present income from continuing operations and diluted earnings per share from continuing operations without the effect of a charge of $3,747 ($2,368 after tax) related to the repurchase of a portion of its Senior Notes during the Nine Months Ended October 2, 2010. The income tax rates used to compute the income tax effect related to this adjustment correspond to the statutory tax rates in the United States.

f) For the Nine Months Ended October 2, 2010, this adjustment seeks to present income from continuing operations and diluted earnings per share from continuing operations without the effects of certain tax adjustments related to errors or changes in estimates in prior period tax provisions (approximately $1,900) and adjustments for certain other discrete tax items (approximately $2,600). The adjustment related to prior period errors or estimate changes includes, among other items, a charge of approximately $1,700 recorded during the Nine Months Ended October 2, 2010 associated with the correction of an error in the 2006 through 2009 income tax provisions as a consequence of the loss of a credit related to prior year tax overpayments caused by the delayed filing of tax returns in a U.S. state taxing jurisdiction.  This error was not material to any prior period. The adjustments for other discrete items reflect the federal, state and foreign tax effects related to: 1) direct and indirect income taxes associated with legal entity reorganizations and restructurings; 2) tax provision or benefit resulting from statute expirations or the finalization of income tax examinations; and 3) other adjustments not considered part of the Company's core business activities.

For the Nine Months Ended October 3, 2009, this adjustment seeks to present income from continuing operations and diluted earnings per share from continuing operations without the effects of certain tax adjustments related to changes in estimates or errors in prior period tax provisions (approximately $1,100), adjustments for certain other discrete tax items (approximately $1,100) and an adjustment for the amount recorded to correct for an error in the Company’s 2006 income tax provision associated with the recapture of cancellation of indebtedness income which had been deferred in connection with the Company’s bankruptcy proceedings in 2003 (approximately $2,500). The adjustments for other discrete items reflect the federal, state and foreign tax effects related to: 1) the effect of changes in tax laws (in 2009) related to the opening balances for deferred tax assets and liabilities; 2) direct and indirect income taxes associated with legal entity reorganizations and restructurings; 3) tax provision or benefit resulting from statute expirations or the finalization of income tax examinations; and 4) other adjustments not considered part of the Company's core business activities.

For the Three Months Ended October 2, 2010, this adjustment reflects an additional amount that is required to be excluded such that income from continuing operations and diluted earnings per share from continuing operations on an adjusted (non-GAAP) basis for the Three Months Ended October 2, 2010 is presented at a tax rate of 33.5% (which reflects the Company’s expected tax rate for Fiscal 2010 on an adjusted (non-GAAP) basis after excluding the following: restructuring charges, pension expense (income), charges related to the adjustment of the contingent consideration to be paid for the business acquired in Brazil in 2009, franchise taxes, charges related to the repurchase of debt and certain income tax related adjustments related to errors or changes in estimates in prior period tax provisions and certain other discrete tax items).

For the Three Months Ended October 3, 2009, this adjustment reflects an additional amount that is required to be excluded such that income from continuing operations and diluted earnings per share from continuing operations on an adjusted (non-GAAP) basis for the Three Months Ended October 3, 2009 is presented at a tax rate of 33.9% (which reflects the Company’s tax rate for Fiscal 2009 on an adjusted (non-GAAP) basis after excluding the following: restructuring charges, pension expense (income), other items and certain income tax related adjustments related to errors or changes in estimates in prior period tax provisions and certain other discrete tax items).

The Company believes it is valuable for users of its financial statements to be made aware of the non-GAAP financial measures, as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis and to make operating and strategic decisions. Such non-GAAP measures will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based, in part, on these non-GAAP measures as a component of the measurement of employee incentive compensation.

Schedule 7

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE - FISCAL 2010 OUTLOOK
(Unaudited)

NET REVENUE GUIDANCE
Percentages
Estimated increase in net revenues in Fiscal 2010 compared to
comparable Fiscal 2009 levels.	11.00%	to	13.00%

EARNINGS PER SHARE GUIDANCE
Diluted Income per common share from continuing operations	U.S. Dollars
GAAP basis (assuming minimal pension expense / income)	$3.10	to	$3.17
Restructuring charges (a)	0.16	to	0.19
Brazil acquisition - contingent payment	0.02	to	0.02
Franchise tax error	0.02	to	0.02
Costs to repurchase Senior Notes	0.05	to	0.05
Tax items	0.10	to	0.10
As adjusted (Non-GAAP basis) (b)	$3.45	to	$3.55

(a)	Reflects between $7.5 million to $8.7 million of expected restructuring charges (net of an income tax benefit of between $3.1 million and $3.5 million) for Fiscal 2010.
(b)
The Company believes it is useful for users of its financial statements to be made aware of the "As Adjusted" (non-GAAP) forecasted diluted income per common share from continuing operations as this is one of the measures used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis. The Company believes that this non-GAAP measure will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based, in part, on this non-GAAP measure as a component of the measurement of employee incentive compensation. Management does not, nor should investors, consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Schedule 8

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE
NET REVENUES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(Unaudited)

	Three Months Ended October 2, 2010
	GAAP	Impact of Foreign	Non-GAAP (Note 1)
	As Reported	Currency Exchange	Constant Currency
By Segment:
Sportswear Group	$337,020	$(5,155)	$342,175
Intimate Apparel Group	223,081	(3,249)	226,330
Swimwear Group	36,660	(230)	36,890
Net revenues	$596,761	$(8,634)	$605,395

By Region:
United States	$250,039	$-	$250,039
Europe	166,749	(14,896)	181,645
Asia	101,090	2,182	98,908
Canada	30,667	1,570	29,097
Mexico, Central and South America	48,216	2,510	45,706
Total	$596,761	$(8,634)	$605,395

Note 1:

The Warnaco Group, Inc. is a global company that reports financial information in U.S. dollars in accordance with GAAP.  Foreign currency exchange rate fluctuations affect the amounts reported by the Company from translating its foreign revenues into U.S. dollars.  These rate fluctuations can have a significant effect on reported operating results.  As a supplement to the Company's reported operating results, the Company presents constant currency financial information, which is a non-GAAP financial measure.  The Company uses constant currency information to provide a framework to assess how its businesses performed excluding the effects of changes in foreign currency translation rates.  Management believes this information is useful to investors to facilitate comparisons of operating results and better identify trends in our businesses.

To calculate the increase in segment revenues on a constant currency basis, net revenues for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S.dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in isolation from, or as a substitute for, our operating performance measures calculated in accordance with GAAP.  The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Schedule 8a

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE
NET REVENUES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended October 2, 2010
	GAAP	Impact of Foreign	Non-GAAP*
	As Reported	Currency Exchange	Constant Currency
By Segment:
Sportswear Group	$887,410	$16,022	$871,388
Intimate Apparel Group	616,139	6,272	609,867
Swimwear Group	200,710	1,518	199,192
Net revenues	$1,704,259	$23,812	$1,680,447

By Region:
United States	$782,753	$-	$782,753
Europe	423,882	(12,906)	436,788
Asia	281,655	14,961	266,694
Canada	86,029	8,621	77,408
Mexico, Central and South America	129,940	13,136	116,804
Total	$1,704,259	$23,812	$1,680,447

* See Note 1 on Schedule 8